Exhibit 10.1

Larry Hammond, 004049
Anne M. Chapman, 025965
Kathleen Brody, 026331
OSBORN MALEDON, P.A.
2929 North Central Avenue, 21st Floor
Phoenix, Arizona 85012-2793
(602) 640-9000
lhammond@omlaw.com
achapman@omlaw.com
kbrody@omlaw.com

Attorneys for Western Union Financial Services, Inc.
IN THE SUPERIOR COURT OF THE STATE OF ARIZONA
IN AND FOR THE COUNTY OF MARICOPA

State of Arizona, ex rel. Attorney General Thomas C. Horne, Plaintiff, vs. Western Union Financial Services, Inc. Defendant.	) ) ) ) ) ) ) ) ) ) )	No. CV2010-005807 ORDER TOLLING TIME FRAMES AND EXTENDING BENEFITS AND OBLIGATIONS OF SETTLEMENT AGREEMENT
The State of Arizona ex rel. THOMAS C. HORNE, Attorney General (“State”), and WESTERN UNION FINANCIAL SERVICES, INC. (“Western Union”), having applied for an order tolling the time frames and extending all benefits and obligations provided for in the Settlement Agreement to and including January 31, 2014, and whereas:

1)The State and Western Union have agreed to discuss a potential amendment of the Settlement Agreement (“Agreement”).1
2)On June 14, 2013, the Court entered an order tolling the time for the Monitor to issue the Periodic Review and to make the Final Report, extending the time for the Monitor Engagement, and extending the benefits and obligations of the parties and the Monitor for a period of ninety days through October 31, 2013.
3)On October 28, 2013, the Court entered an order tolling the time for the Monitor to issue the Periodic Review and to make the Final Report, extending the time for the Monitor Engagement, and extending the benefits and obligations of the parties and the Monitor through December 20, 2013.
4)The tolling and extensions of time were to allow the parties to continue to discuss potential amendment of the Settlement Agreement.
5)The parties need additional time to conclude discussions regarding the potential amendments.
6)The State and Western Union have agreed to toll the time for the Monitor to issue the Periodic Review and to make the Final Report, to extend the time for the Monitor Engagement, and to extend the benefits and obligations of the parties and the Monitor to and including January 31, 2014.

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1 Capitalized terms used in this Order have the meaning defined in the Agreement.

7)The parties’ agreement for this further tolling and extension of time is to allow the parties to conclude discussions regarding the potential amendments.
8)This Court has authority to enter this Order under Ariz. Const. art. VI, § 24, the Rules of Civil Procedure, and A.R.S. § 12‑123.
GOOD CAUSE APPEARING, IT IS ORDERED:
a)Tolling Time for Monitor Engagement and Monitor Reports: Notwithstanding any provision in either the Settlement Agreement or the Monitor Engagement Letter to the contrary, all time frames described therein, including, but not limited to, Paragraph 22 of the Agreement and Paragraphs 2 and 10.3 of the Monitor Engagement Letter, are tolled for a period to and including January 31, 2014.
b)Extending Benefits and Obligations of the Parties and Monitor under the Settlement Agreement, Monitor Engagement Letter, and Court Orders of February 24, 2010, and February 3, 2011: All benefits and obligations of the parties and the court-appointed Monitor provided for in the Settlement Agreement, the Monitor Engagement Letter, and Court orders of February 24, 2010, and February 3, 2011, shall be extended for a period to and including January 31, 2014.
c)Western Union shall transfer to the Clerk of the Court’s separate interest bearing account any and all sums necessary to cover the Monitor’s expenses during this additional tolling and extension period. The transfer(s) shall be made promptly upon request by the Monitor to Western Union.

d)Potential Amendment: In the event that Western Union and the State have not executed an amendment to the Settlement Agreement on or before January 31, 2014, or that one or both parties notify the Court in writing that they will not enter into such an amendment, the Monitor shall issue both a Periodic Review and a Final Report as a single document within 60 days after the written notification to the Court or within 60 days after January 31, 2014, whichever is sooner. Any funds in the Clerk of Court’s account for the court-appointed Monitor remaining after the Monitor issues his Final Report shall be returned to Western Union.
DATED this 19th day of December, 2013.

/s/ Hon. Warren Granville
THE HONORABLE WARREN GRANVILLE
MARICOPA COUNTY SUPERIOR COURT JUDGE

ORIGINAL lodged this 19th day of
December, 2013, with:

HON. WARREN GRANVILLE
Judge of the Superior Court
175 W. Madison St., 13103
Phoenix, AZ. 85003-2243

COPY of the foregoing mailed this
19th day of December, 2013, to:

D. Matthew Conti
Office of the Attorney General
1275 W. Washington
Phoenix, Arizona 85007

Monitor Theodore Greenberg
Greenberg Consulting Arizona LLC
4852 Hutchins Place
Washington, D.C. 20007

/s/ Patricia D. Palmer